UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2013

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 20th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 214-0700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Form of Indemnity Agreement for Directors and Executive Officers

Effective January 31, 2013, ZIOPHARM Oncology, Inc., or the Company, entered into an indemnity agreement, or the Indemnity Agreement, with each of the Company’s directors and executive officers. The Company may also enter into the Indemnity Agreement with future directors and executive officers.

The Indemnity Agreement provides that, under the circumstances and to the extent provided for in the Indemnity Agreement, if a director or executive officer is a party to or threatened to be made a party to or otherwise involved in any proceeding (as defined in the Indemnity Agreement), the Company will indemnify such director or executive officer to the fullest extent permitted by applicable law and to any greater extent that applicable law may in the future permit. The Indemnity Agreement further provides procedures for the determination of a director’s or executive officer’s right to receive indemnification and the advancement of expenses.

The above description of the Indemnity Agreement is qualified in its entirety by reference to the form Indemnity Agreement attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Form of Indemnity Agreement for directors and executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Caesar J. Belbel
Date: January 31, 2013		Name: Caesar J. Belbel
Title: Executive Vice President and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Form of Indemnity Agreement for directors and executive officers